                                  EXHIBIT 24.1

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of VIEW TECH, INC., a Delaware corporation, do hereby constitute and appoint Robert G. Hatfield and William M. McKay, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                           DATE
        ---------                           -----                           ----
/s/ Robert G. Hatfield      Chief Executive Officer and Director      January 24, 1997
-------------------------   (Principal Executive Officer)
Robert G. Hatfield


/s/ William M. McKay        Chief Financial Officer, Treasurer,       January 24, 1996
-------------------------   Secretary and Director
William M. McKay            (Principal Financial and
                            Accounting Officer)


/s/ John W. Hammon          President, Chief Operating Officer        January 24, 1997
-------------------------   and Director
John W. Hammon


/s/ Calvin M. Carrera       Director                                  January 24, 1997
-------------------------
Calvin M. Carrera


/s/ Robert F. Leduc         Director                                  January 24, 1997
-------------------------
Robert F. Leduc


                            Director                                  January 24, 1997
-------------------------
Franklin A. Reece, III


                                                                      January 24, 1997
-------------------------    Director
David F. Millet



-------------------------   Chairman of the Board                     January 24, 1997
Paul C. O'Brien